Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of S&W Seed Company of our report dated September 23, 2020 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of S&W Seed Company for the year ended June 30, 2020.

/s/ Crowe LLP

Crowe LLP

Sacramento, California

May 13, 2021